QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.12

WASHINGTON MUTUAL, INC.
WASHINGTON MUTUAL CAPITAL TRUST 2001
REMARKETING AGREEMENT

    April 30, 2001

Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

    Washington Mutual, Inc., a Washington corporation (the "Company"), issued, pursuant to the Unit Agreement (the "Unit Agreement"), dated as of April 30, 2001, among the Company, Washington Mutual Capital Trust 2001, a Delaware statutory business trust (the "Trust"), The Bank of New York, as Property Trustee, The Bank of New York, as Warrant Agent and The Bank of New York, as Unit Agent (the "Unit Agent"), $1,000,000,000 Trust Preferred Income Equity Redeemable Securities (the "Units") on April 30, 2001. Each Unit consists of:

       (i) a preferred security having a stated liquidation amount $50 per preferred security (a "Preferred Security"), issued by the Trust and pursuant to the Amended and Restated Declaration of Trust, dated as of April 30, 2001 (the "Declaration"), among the Company, in its capacity as Sponsor, the initial Administrative Trustees (the "Administrative Trustees"), The Bank of New York, as Property Trustee (the "Property Trustee"), and The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), and guaranteed (the "Guarantee"; together with the Preferred Securities, the "Securities") by the Company, as Guarantor, to the extent set forth in the Guarantee Agreement, dated as of April 30, 2001 (the "Guarantee Agreement"), between Washington Mutual, Inc., as guarantor (the "Guarantor") and The Bank of New York, as Guarantee Trustee (the "Guarantee Trustee"); and

      (ii) a warrant to purchase .8054 shares (subject to anti-dilution adjustments) of common stock of the Company prior to or on May 3, 2041 (a "Warrant"), issued pursuant to the Warrant Agreement, dated as of April 30, 2001, between the Company and The Bank of New York, as Warrant Agent.

    The Company is the owner of all of the undivided beneficial ownership interests represented by the Common Securities of the Trust (the "Common Securities"; together with the Preferred Securities, the "Trust Securities"), which are also guaranteed by the Company pursuant to the Guarantee Agreement. Concurrently with the issuance of the Securities and the Company's purchase of all of the undivided beneficial ownership interests represented by the Common Securities of the Trust, the Trust invested the proceeds of each thereof in the Company's 5.375% Junior Subordinated Deferrable Interest Debentures due July 1, 2041 (the "Debentures"), issued pursuant to the Indenture (the "Indenture"), dated as of April 30, 2001, between the Company and The Bank of New York, as Debenture Trustee (the "Debenture Trustee"), as amended and supplemented by the First Supplemental Indenture, dated as of April 30, 2001, between the Company and the Debenture Trustee. Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Unit Agreement, the Declaration or the Indenture, as the case may be.

    The Remarketing of the Securities is provided for in the Declaration and, if the Debentures have been distributed to holders of the Preferred Securities in liquidation of the Trust, the Indenture. As used in this Agreement, the term "Remarketed Securities" means the Securities or Debentures subject to the Remarketing as notified by the Property Trustee, the Unit Agent and the Debenture Trustee, as applicable, on the fourth Business Day prior to the Remarketing Settlement Date; and the term "Remarketing Procedures" means the procedures in connection with the Remarketing of the Securities described in the Declaration and the Indenture, as the case may be.

    Section 1.  Appointment and Obligations of the Remarketing Agent.  (a) The Company and the Trust (together, the "Issuers") hereby appoint Lehman Brothers Inc. as exclusive remarketing agent (the "Remarketing Agent"), and Lehman Brothers Inc. hereby accepts appointment as Remarketing Agent, for the purpose of (i) Remarketing Remarketed Securities on behalf of the holders thereof and (ii) performing such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with and pursuant to the Remarketing Procedures.

    (b) The Remarketing Agent agrees to:

       (i) use commercially reasonable efforts to remarket the Remarketed Securities deemed tendered to the Remarketing Agent in the Remarketing;

      (ii) notify the Issuers promptly of the Reset Rate; and

      (iii) carry out such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures.

    (c) On the second Business Day immediately preceding the Remarketing Settlement Date (the "Remarketing Date"), the Remarketing Agent shall use commercially reasonable efforts to remarket, at a price equal to

       (i) 100% of the aggregate Accreted Value thereof as of the end of the day on the day next preceding the Remarketing Date; and

      (ii) on the Maturity Remarketing Date, 100% of the stated liquidation amount.

    (d) If, as a result of the efforts described in Section 1(b), the Remarketing Agent determines that it will be able to remarket all Remarketed Securities deemed tendered for purchase at the purchase price set forth in Section 1(c) prior to 4:00 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) that the Remarketing Agent determines, in its sole judgment, to be the lowest rate per annum that will enable it to remarket all Remarketed Securities deemed tendered for Remarketing. In the event of a Remarketing:

       (i) in connection with a Remarketing upon a Trading Remarketing Event or a Legal Cause Remarketing Event, the Accreted Value of the Debentures as of the end of the day on the day next preceding the Remarketing Date shall become due on the date which is 60 days following the Remarketing Date, and (if applicable), as a result, the Accreted Value of the Securities as of the end of the day on the day next preceding the Remarketing Date shall be redeemed on the date which is 60 days following the Remarketing Date;

      (ii) on the Remarketing Date, the rate of interest per annum on the Accreted Value of the Debentures shall become the Reset Rate on the Accreted Value of the Securities established in the Remarketing, and (if applicable), as a result, the Distribution rate per annum on the Accreted Value of the Securities shall become the Reset Rate established in the Remarketing of the Preferred Securities;

      (iii) on the Remarketing Settlement Date, interest accrued and unpaid on the Debentures from and including the immediately preceding Interest Payment Date to, but excluding, the Remarketing Settlement Date shall be payable to the holders of the Debentures on the Special Record Date, and (if applicable), as a result, Distributions accumulated and unpaid on the Preferred Securities from and including the immediately preceding Distribution Date to, but excluding, the Remarketing Settlement Date shall be payable to the Holders of the Preferred Securities on the Special Record Date;

      (iv) in connection with a Remarketing upon a Trading Remarketing Event or a Legal Cause Remarketing Event, the Sponsor shall be obligated to redeem the Warrants on the Remarketing

  Settlement Date at a redemption price per Warrant equal to the Warrant Value as of the end of the day on the day next preceding the Remarketing Date; and

      (v) on and after the Remarketing Date, the Warrants shall be exercisable at the Exercise Price.

    (e) If none of the holders of Remarketed Securities elects to have Remarketed Securities remarketed in the Remarketing, the Remarketing Agent shall determine the rate that would have been established had a Remarketing been held on the Remarketing Date, and such rate shall be the Reset Rate, and the related modifications to the other terms of the Preferred Securities and to the terms of the Debentures and the Warrants shall be effective as of the Remarketing Date.

    (f)  If, by 4:00 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent is unable to remarket all Remarketed Securities deemed tendered for purchase, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agent shall so advise by telephone The Depository Trust Company ("DTC"), the Property Trustee, the Debenture Trustee, the Trust and the Company. In the event of a Failed Remarketing:

       (i) the Accreted Value of the Debentures as of the end of the day on the day next preceding the Remarketing Date shall become due on the date which is 60 days following the Failed Remarketing Date, and (if applicable), as a result, the Accreted Value of the Securities as of the end of the day on the day next preceding the Remarketing Date shall be redeemed on the date which is 60 days following the Failed Remarketing Date;

      (ii) the rate of interest per annum on the Accreted Value of the Debentures shall become the Reset Rate, and (if applicable), as a result, the rate of Distribution per annum on the Accreted Value of the Securities shall become the Reset Rate; and

      (iii) pursuant to the Indenture, the Company no longer shall have the option to defer payments of interest on the Debentures.

    (g) By approximately 4:30 p.m. (New York City time) on the Remarketing Date, provided that there has not been a Failed Remarketing, the Remarketing Agent shall advise, by telephone:

       (i) DTC, the Property Trustee, the Debenture Trustee, the Trust and the Company of the Reset Rate determined in the Remarketing and the number of Remarketed Securities (or, if applicable, aggregate principal amount of Remarketed Securities) sold in the Remarketing,

      (ii) each purchaser (or their DTC participant) of the Reset Rate and the number of Remarketed Securities (or, if applicable, aggregate principal amount of Remarketed Securities) such purchaser is to purchase; and

      (iii) each purchaser to give instructions to its DTC participant to pay the purchase price on the Remarketing Settlement Date in same day funds against delivery of the Remarketed Securities purchased through the facilities of DTC.

    Section 2.  Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees (i) on and as of the date hereof, (ii) on and as of the date the Offering Memorandum or other Remarketing Materials (each as defined in Section 2(a) below) are first distributed in connection with the Remarketing (the "Commencement Date") and (iii) on and as of the Remarketing Settlement Date, that:

      (a) The Company will prepare an offering memorandum dated the date hereof relating to the Securities. Copies of such offering memorandum will be delivered by the Company to you. As used in this Agreement, "Offering Memorandum" means such offering memorandum, including the documents incorporated by reference therein, in each case as amended or supplemented. Reference made herein to any Preliminary Offering Memorandum, the Offering Memorandum or

  any other information furnished by the Issuers to the Remarketing Agent for distribution to investors in connection with the Remarketing (the "Remarketing Materials") shall be deemed to refer to and include any documents incorporated by reference therein under the Securities Act as of the date of such Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, or, in the case of Remarketing Materials, referred to as incorporated by reference therein, and any reference to any amendment or supplement to any Preliminary Offering Memorandum, the Offering Memorandum or the Remarketing Materials shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Offering Memorandum or the Offering Memorandum incorporated by reference therein or, if so incorporated, the Remarketing Materials, as the case may be. The Offering Memorandum, will not as of its date and as of the Commencement Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by you specifically for inclusion therein.

      (b) The documents incorporated by reference in the Offering Memorandum (the "Incorporated Documents"), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the Rules and Regulations thereunder (collectively, the "Exchange Act"); none of such Incorporated Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference or deemed to be incorporated by reference in the Offering Memorandum, when such documents are filed with Commission will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

      (c) The Company and each of Washington Mutual Bank, FA, New American Capital, Inc. and Washington Mutual Bank have been duly incorporated and are validly existing as corporations or depository institutions in good standing under the laws of their respective jurisdictions of incorporation are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification other than where such failures would not, either individually or in the aggregate, have a material adverse effect on the business, financial condition, operating results or prospects of the Company and its subsidiaries taken as a whole, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and neither the Trust nor any of the subsidiaries of the Company (other than Washington Mutual Bank, F.A., New American Capital, Inc. and Washington Mutual Bank (collectively, the "Significant Subsidiaries")) is a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations.

      (d) Each of the Company and the Trust has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

      (e) Washington Mutual Bank, FA, Washington Mutual Bank and New American Capital, Inc. constitute the only "significant subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X) of the Company.

      (f)  The Indenture has been duly authorized, executed and delivered by the Company and (assuming due execution and delivery by the Debenture Trustee) constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Debentures have been duly authorized, executed, issued and delivered by the Company and (assuming due authentication by the Debenture Trustee) constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      (g) The Declaration has been duly authorized, executed and delivered by the Company and the Administrative Trustees and (assuming due execution and delivery by the Property Trustee and the Delaware Trustee) constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      (h) The Guarantee Agreement has been duly authorized, executed and delivered by the Guarantor and (assuming due execution and delivery by the Guarantee Trustee) constitutes a valid and binding agreement of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      (i)  This Agreement has been duly authorized, executed and delivered by each of the Company and the Trust.

      (j)  The Remarketed Securities, the Indenture, the Declaration, the Guarantee Agreement and the Remarketing Agreement, when the Remarketed Securities are delivered pursuant to this Agreement, will conform to the descriptions thereof contained in the Offering Memorandum and in any Remarketing Materials.

      (k) The execution, delivery and performance of this Agreement, the Indenture, the Declaration, the Guarantee Agreement and the Remarketing Agreement by the Company, the consummation by the Issuers of the transactions contemplated hereby and thereby and the issuance and delivery of the Debentures (the "Transactions") did not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets; and except for such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act, Trust Indenture Act, Exchange Act and applicable state securities laws in connection with the initial distribution of the Preferred Securities or the Remarketing, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the Transactions.

      (l)  There are no contracts, agreements or understandings between (i) the Company and (ii) any person, granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or under the Securities Act.

      (m) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum or in any Remarketing Materials, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum and in any Remarketing Materials; and, since such date, there has not been any material change in the consolidated share capital or long-term debt of the Company and its subsidiaries or the consolidated share capital or long-term debt of any Significant Subsidiary or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum and in any Remarketing Materials.

      (n) The financial statements filed as part of the Registration Statement or incorporated by reference in the Offering Memorandum or as presented in any Remarketing Materials present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included or incorporated by reference in the Offering Memorandum or in any Remarketing Materials present fairly the information required to be stated therein.

      (o) Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose report appears in the Offering Memorandum or is incorporated by reference therein or in any Remarketing Materials and who have delivered the letter referred to in Section 6(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

      (p) Other than as set forth or incorporated by reference in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property or asset of the Company or any of its subsidiaries is the subject which could reasonably be expected individually or in the aggregate to have a Material Adverse Effect; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

      (q) There are no contracts or other documents which are required to be described in the Offering Memorandum which have not been described in the Offering Memorandum or incorporated therein by reference as permitted by the Rules and Regulations.

      (r) None of the Company nor any Significant Subsidiary has any material contingent liability which is not disclosed in the Offering Memorandum.

      (s) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws, is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or assets or to the conduct of its business.

      (t)  Neither the Company nor any Significant Subsidiary of the Company is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

      (u) The Company and each Significant Subsidiary has statutory authority, franchises and consents free from burdensome restrictions and adequate for the conduct of the business in which it is engaged.

      (v) Washington Mutual Bank, FA a federal savings bank (the "Bank") holds a valid charter from the Office of Thrift Supervision to do business as a federal savings bank under the laws of the United States and has full corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum, as amended or supplemented as of the Commencement Date, and all the outstanding shares of capital stock of the Bank have been duly and validly authorized and issued, are fully paid and nonassessable, and are directly owned by the Company free and clear of liens and encumbrances.

    Section 3.  Representations, Warranties and Agreements of the Company and the Trust.  The Company and the Trust, jointly and severally, represent, warrant and agree, (i) on and as of the date hereof, (ii) on and as of the Commencement Date and (iii) on and as of the Remarketing Settlement Date that:

      (a) The Trust has been duly created and is validly existing as a business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act") with the trust power and authority to own property and conduct its business as described in the Offering Memorandum, and has conducted and will conduct no business other than the transactions contemplated by this Agreement as described in the Offering Memorandum or in any Remarketing Materials; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Declaration and the other agreements entered into in connection with the transactions contemplated hereby; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Declaration and described in the Offering Memorandum or in any Remarketing Materials; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

      (b) The Declaration has been duly authorized, executed and delivered by the Company, as Sponsor, and the Administrative Trustees and (assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee) constitutes a valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and will conform to the description thereof contained in the Offering Memorandum or in any Remarketing Materials.

      (c) The Trust Securities are duly authorized, validly issued, fully paid and, in the case of the Preferred Securities, nonassessable and conform to the descriptions contained in the Offering Memorandum or in any Remarketing Materials.

      (d) This Agreement has been duly authorized, executed and delivered by the Trust.

      (e) The execution, delivery and performance of this Agreement, the Declaration and the Trust Securities by the Trust, the purchase of the Debentures by the Trust from the Company, the distribution of the Debentures upon the liquidation of the Trust in the circumstances contemplated by the Declaration, and the consummation by the Trust of the transactions contemplated herein and in the Declaration (the "Trust Transactions"), did not and will not result in a violation of any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its assets; and except for such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act, Trust Indenture Act, Exchange Act or applicable state securities laws in connection with the initial distribution of the Preferred Securities and the Remarketing, no consent, approval, authorization or order of or filing or registration with, any such court or governmental agency or body is required for the Trust Transactions.

      (f)  The Trust is not an "investment company" within the meaning of such term under the 1940 Act and the rules and regulations of the Commission thereunder.

    Section 4.  Fees and Expenses.  (a) For the performance of its services as Remarketing Agent hereunder, the Company shall pay to the Remarketing Agent on the Remarketing Settlement Date, by wire transfer to an account designated by the Remarketing Agent, an amount not to exceed $0.10 per Remarketed Security on the day next preceding the Remarketing Date successfully remarketed by the Remarketing Agent.

    (b) The Company agrees to pay:

       (i) the costs incident to the preparation and printing of the Offering Memorandum and any Remarketing Materials and any amendments or supplements thereto;

      (ii) the costs of distributing the Offering Memorandum and any Remarketing Materials and any amendments or supplements thereto;

      (iii) the fees and expenses of qualifying the Remarketed Securities under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Remarketing Agent);

      (iv) all other costs and expenses incident to the performance of the obligations of the Company and the Trust hereunder; and

      (v) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with their duties hereunder.

The Trust shall not be liable for any fees and expenses in this Section.

    Section 5.  Further Agreements of the Company.  The Company agrees to use its reasonable best efforts:

      (a) To prepare any offering memorandum, if required, in connection with the Remarketing, in a form approved by the Remarketing Agent.

      (b) To furnish promptly to the Remarketing Agent and to counsel to the Remarketing Agent, copies of the Offering Memorandum (and all amendments and supplements thereto) in each case as soon as available and in such quantities as the Initial Purchaser reasonably requests for internal use and for distribution to prospective purchasers. The Company will pay the expenses of printing and distributing to the Initial Purchaser all such documents.

      (c) To deliver promptly to the Remarketing Agent in New York City such number of the following documents as the Remarketing Agent shall request:

         (i) the Offering Memorandum and any amended or supplemented Offering Memorandum;

        (ii) any document incorporated by reference in the Offering Memorandum (excluding exhibits thereto); and

        (iii) any Remarketing Materials;

  and, if the delivery of an offering memorandum is required at any time in connection with the Remarketing and if at such time any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Offering Memorandum or to file under the Exchange Act any document incorporated by reference in the Offering Memorandum in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time request of an amended or supplemented Offering Memorandum which will correct such statement or omission or effect such compliance.

      (d) For so long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to provide to any holder of the Unit Securities or to any prospective purchaser of the Securities designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

      (e) Promptly from time to time to take such action as the Remarketing Agent may reasonably request to qualify any of the Remarketed Securities for offering and sale under the securities laws of such jurisdictions as the Remarketing Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith, neither the Company shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

    Section 6.  Conditions to the Remarketing Agent's Obligations.  The obligations of the Remarketing Agent hereunder are subject to the accuracy, on and as of the date when made, of the representations and warranties of the Company and the Trust contained herein, to the performance by the Company and the Trust of their respective obligations hereunder, and to each of the following additional terms and conditions:

      (a) The Remarketing Agent shall not have discovered and disclosed to the Company prior to on the Remarketing Settlement Date that the Offering Memorandum, or the Remarketing Materials or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel for the Remarketing Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

      (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Declaration, the Indenture, the Remarketed Securities, the Guarantee Agreement, the Preferred Securities, the Common Securities, the Offering Memorandum, the Remarketing Materials and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Remarketing Agent, and the Issuers shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

      (c) Heller Ehrman White & McAuliffe LLP, counsel to the Company, shall have furnished to the Remarketing Agent its written opinion, as counsel to the Company, addressed to the Remarketing Agent and dated the Remarketing Settlement Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

         (i) The Company and each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of their respective jurisdictions of incorporation, with respective power and authority (corporate and other) to own its properties and conduct its businesses as described in the Offering Memorandum.

        (ii) The Company has an authorized capitalization as set forth in the Offering Memorandum and in any Remarketing Materials, all of the issued capital shares of the Company and each Significant Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued capital shares of each Significant Subsidiary (except for directors' qualifying shares and as set forth or incorporated by reference in the Registration Statement) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

        (iii) The Company and each Significant Subsidiary has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

        (iv) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of the Debentures pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel.

        (v) To such counsel's knowledge and other than as set forth in the Offering Memorandum or in any Remarketing Materials, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property or asset of the Company or any of its subsidiaries is subject which could reasonably be expected individually or in the aggregate to have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries; and, to such counsel's knowledge and other than as set forth in the Offering Memorandum, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

        (vi) The statements contained in the Offering Memorandum under the captions "Description of the Preferred Securities", "Description of the Common Stock", "Description of the Debentures", "Description of the Guarantee" and "Relationship Among the Preferred Securities, the Debentures and the Guarantee" insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

       (vii) The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authentication, execution and delivery by the Debenture Trustee) constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

       (viii) The Debentures have been duly authorized, executed and delivered by the Company and (assuming due authentication by the Debenture Trustee) constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        (ix) The Declaration has been duly authorized, executed and delivered by the Company.

        (x) The Guarantee Agreement has been duly authorized, executed and delivered by the Guarantor and (assuming due execution and delivery by the Guarantee Trustee) constitutes a valid and binding agreement of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        (xi) This Agreement has been duly authorized, executed and delivered by the Company.

       (xii) The Transactions will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Trust, the Company or any of the Significant Subsidiaries is a party or by which the Trust, the Company or any of the Significant Subsidiaries is bound or to which any of the properties or assets of the Trust, the Company or any of the Significant Subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of the Significant Subsidiaries or the Declaration or Certificate of Trust of the Trust or any statute, rule or regulation or any order known to such counsel of any court or governmental agency or body having jurisdiction over the Trust, the Company or any of the Significant Subsidiaries or any of their properties or assets; and, except for the registration of the Debentures, the Preferred Securities and the Guarantee under the Securities Act, the qualification of the Indenture, the Declaration and the Guarantee Agreement under the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the Transactions.

       (xiii) None of the Trust, the Company or any of the Significant Subsidiaries of the Company is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

       (xiv) Based upon current law and the assumptions stated or referred to therein: (i) the Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation; and (ii) the statements set forth in the Offering Memorandum or in the Remarketing Materials under the caption "United States Federal

    Income Tax Consequences" insofar as they purport to constitute summaries of matters of United States federal tax laws and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

  In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of Washington and the State of New York (with respect to clause (x)). Such counsel shall also advise the Remarketing Agent that although such counsel is not passing upon and assumes no responsibility or liability for the accuracy, completeness or fairness of the statements contained in the documents incorporated by reference in the Offering Memorandum or any further amendment or supplement thereto made by the Issuers prior to such Remarketing Settlement Date, they have no reason to believe that any of such documents (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), as of its date, as the case may be, contained, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel shall also advise the Remarketing Agent that although such counsel is not passing upon and, except as set forth in clauses (viii) and (xvii) above, assumes no responsibility or liability for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and the Remarketing Materials and any further amendments and supplements thereto made by the Issuers prior to such date, they have no reason to believe that, as of its date, the Offering Memorandum and the Remarketing Materials or any further amendment or supplement thereto made by the Issuers prior to such Remarketing Settlement Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of such Remarketing Settlement Date, either the Offering Memorandum or the Remarketing Materials or any further amendment or supplement thereto made by the Issuers prior to such Remarketing Settlement Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (d) Richards, Layton & Finger, P.A., special Delaware counsel to the Issuers, shall have furnished to the Remarketing Agent its written opinion, as special Delaware counsel to the Issuers, addressed to the Remarketing Agent and dated the Remarketing Settlement Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

         (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act. Under the Delaware Business Trust Act and the Declaration, the Trust has the business trust power and authority to own property and to conduct its business as described in the Offering Memorandum and the Remarketing Materials and to enter into and perform its obligations under this Agreement and the Trust Securities.

        (ii) The Common Securities have been duly authorized by the Declaration and are validly issued and (subject to the terms in this paragraph) fully paid undivided beneficial ownership interests in the assets of the Trust (such counsel may note that the holders of Common Securities will be subject to the withholding provisions of Section 10.4 of the Declaration, will be required to make payment or provide indemnity or security as set forth in the Declaration and will be liable for the debts and obligations of the Trust to the extent provided in Section 9.1(b) of the Declaration); under the Delaware Business Trust Act and the Declaration, the issuance of the Common Securities is not subject to preemptive rights.

        (iii) The Preferred Securities have been duly authorized by the Declaration and are validly issued and (subject to the terms in this paragraph) fully paid and nonassessable undivided beneficial ownership interests in the assets of the Trust, the holders of the Preferred Securities will be entitled to the benefits of the Declaration (subject to the limitations set forth in clause (v) below) and will be entitled to the same limitation of personal liability as extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (such counsel may note that the holders of Preferred Securities will be subject to the withholding provisions of Section 10.4 of the Declaration and will be required to make payment or provide indemnity or security as set forth in the Declaration); under the Delaware Business Trust Act and the Declaration, the issuance of the Preferred Securities is not subject to preemptive rights.

        (iv) Under the Delaware Business Trust Act and the Declaration, all necessary trust action has been taken to duly authorize the execution, delivery and performance by the Trust of this Agreement.

        (v) Assuming the Declaration has been duly authorized by the Company and has been duly executed and delivered by the Company and the Administrative Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration constitutes a valid and binding obligation of the Company and the Administrative Trustees enforceable against the Company and the Administrative Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

        (vi) The issuance and sale by the Trust of the Preferred Securities, the purchase by the Trust of the Debentures, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated by this Agreement and compliance by the Trust with its obligations thereunder do not violate any of the provisions of the Certificate of Trust or the Declaration or any applicable Delaware law or administrative regulation.

       (vii) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware Trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of Delaware) or employees in the State of Delaware, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or agency (other that as may be required under the securities or blue sky laws of the state of Delaware, as to which such counsel need express no opinion) is necessary or required to be obtained by the Trust solely in connection with the due authorization, execution and delivery by the Trust of this Agreement or the offering, issuance, sale or delivery of the Preferred Securities.

      (e) Emmet, Marvin & Martin, LLP, counsel to the Property Trustee and the Guarantee Trustee, shall have furnished to the Remarketing Agent its written opinion, as counsel to The Bank of New York, as Property Trustee and Guarantee Trustee, addressed to the Remarketing Agent and dated the Remarketing Settlement Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

         (i) Each of the Property Trustee and the Guarantee Trustee is duly incorporated as a New York banking corporation with all necessary power and authority to execute and deliver and perform their respective obligations under the terms of the Declaration and the Guarantee Agreement.

        (ii) The execution, delivery and performance by the Property Trustee of the Declaration and the execution, delivery and performance by the Guarantee Trustee of the Guarantee Agreement have been duly authorized by all necessary corporate action on the part of the Property Trustee and the Guarantee Trustee, respectively. The Declaration has been duly executed and delivered by the Property Trustee and the Guarantee Agreement has been duly executed and delivered by the Guarantee Trustee and each constitutes the valid and binding agreement of the Property Trustee and the Guarantee Trustee, respectively, enforceable against the Property Trustee and the Guarantee Trustee, respectively, in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        (iii) The execution, delivery and performance of the Declaration and the Guarantee Agreement by the Property Trustee and the Guarantee Trustee, respectively, do not conflict with or constitute a breach of the charter or by-laws of the Property Trustee and the Guarantee Trustee, respectively.

        (iv) No consent, approval or authorization of, or registration with or notice to, any New York or federal banking authority is required for the execution, delivery or performance by the Property Trustee and the Guarantee Trustee of the Declaration and the Guarantee Agreement, respectively.

      (f)  Richards Layton & Finger, P.A., counsel to the Delaware Trustee, shall have furnished to the Remarketing Agent its written opinion, as counsel to The Bank of New York (Delaware), as Delaware Trustee, addressed to the Remarketing Agent and dated the Remarketing Settlement Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

         (i) The Delaware Trustee has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration.

        (ii) The execution, delivery and performance by the Delaware Trustee of the Declaration has been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Declaration has been duly executed and delivered by the Delaware Trustee and constitutes the valid and binding agreement of the Delaware Trustee enforceable against the Delaware Trustee in accordance with its terms, subject to (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

        (iii) The execution, delivery and performance of the Declaration by the Delaware Trustee do not conflict with or constitute a breach of the charter or by-laws of the Delaware Trustee.

        (iv) No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of the Declaration.

      (g) On the Remarketing Date, the Company shall have furnished to the Remarketing Agent a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of Deloitte & Touche LLP, or such other firm of nationally recognized independent public accountants satisfactory to the Remarketing Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Offering Memorandum and in the Remarketing Materials.

      (h) The Company shall have furnished to the Remarketing Agent a certificate, dated the Remarketing Settlement Date, of its Chairman of the Board and President, or its Senior Executive Vice President, and its Chief Financial Officer, stating that:

         (i) The representations, warranties and agreements of the Company in Sections 2 and 3 are true and correct as of the Remarketing Settlement Date; the Company have complied with all its agreements contained herein; and the conditions contained in Section 6(a) have been fulfilled;

        (ii) (A) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum or in the Remarketing Materials any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Offering Memorandum or in the Remarketing Materials and (B) since the respective dates as of which information is given in the Offering Memorandum or in the Remarketing Materials, there has not been any material change in the consolidated share capital or long-term debt of the Company and its subsidiaries or the consolidated share capital or long-term debt of any Significant Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries (taken as a whole), otherwise than as set forth or contemplated in the Offering Memorandum or the Remarketing Materials; and

        (iii) They have carefully examined the Offering Memorandum and the Remarketing Materials and, in their opinion (A) the Offering Memorandum and the Remarketing Materials, as of their respective dates, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since such dates, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum or the Remarketing Materials.

      (i)  Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum and in the Remarketing Materials any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or in the Remarketing Materials or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum or in the Remarketing Materials, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Remarketing Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the Remarketing on the terms and in the manner contemplated in the Offering Memorandum and in the Remarketing Materials.

      (j)  Without the prior written consent of the Remarketing Agent, the Declaration or the Indenture shall not have been amended in any manner, or otherwise contain any provision contained therein as of the date hereof that, in the opinion of the Remarketing Agent, materially changes the nature of the Remarketed Securities or the Remarketing Procedures.

      (k) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Preferred Securities or any of the Company's or any Significant Subsidiary's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Preferred Securities or any of the Company's or any Significant Subsidiary's debt securities.

      (l)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following:

         (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;

        (ii) a banking moratorium shall have been declared by Federal or state authorities;

        (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or

        (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Remarketing Agent, impracticable or inadvisable to proceed with the Remarketing on the terms and in the manner contemplated in the Offering Memorandum or in the Remarketing Materials.

    All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Remarketing Agent.

    Section 7.  Indemnification and Contribution.  (a) The Issuers shall indemnify and hold harmless the Remarketing Agent, its officers and employees and each person, if any, who controls the Remarketing Agent within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Remarketed Securities), to which the Remarketing Agent or that officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

       (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Offering Memorandum or the Remarketing Materials or in any amendment or supplement thereto,

  or (B) in any blue sky application or other document prepared or executed by the Issuers (or based upon any written information furnished by the Issuers) specifically for the purpose of qualifying any or all of the Remarketed Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), or

      (ii) the omission or alleged omission to state in any Offering Memorandum or the Remarketing Materials or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Remarketing Agent and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Remarketing Agent or that officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided however, that the Issuers shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Memorandum or the Remarketing Materials or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Issuers by or on behalf of the Remarketing Agent specifically for inclusion therein and described in a letter from the Remarketing Agent to the Company and provided further, that as to any Preliminary Offering Memorandum this indemnity agreement shall not inure to the benefit of the Remarketing Agent, its officers or employees or any person controlling the Remarketing Agent on account of any loss, claim, damage, liability or action arising from the sale of the Remarketed Securities to any person by the Remarketing Agent if the Remarketing Agent failed to send or give a copy of the Offering Memorandum, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Offering Memorandum was corrected in the Offering Memorandum, unless such failure resulted from non-compliance by the Company with Section 5(c). For purposes of the last proviso to the immediately preceding sentence, the term "Offering Memorandum" shall not be deemed to include the documents incorporated therein by reference, and the Remarketing Agent shall not be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Offering Memorandum or the Offering Memorandum to any person other than a person to whom the Remarketing Agent had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Issuers may otherwise have to the Remarketing Agent or to any officer, employee or controlling person of the Remarketing Agent.

    (b) The Remarketing Agent shall indemnify and hold harmless the Company, its officers and employees, its directors, the Trust and each Trustee, and each person, if any, who controls any of the Issuers within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any such director, officer or employee, the Trust or any such Trustee or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

       (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Offering Memorandum or the Remarketing Materials or in any amendment or supplement thereto, or (B) in any Blue Sky Application; or

      (ii) the omission or alleged omission to state in any Offering Memorandum or the Remarketing Materials or in any amendment or supplement thereto, or in any Blue Sky

  Application, any material fact required to be stated therein or necessary to make the statements therein not misleading,

but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company or the Trustee by or on behalf of the Remarketing Agent specifically for inclusion therein and described in a letter from the Remarketing Agent to the Company, and shall reimburse the Company and any such director, officer or employee, the Trust or any such Trustee or such controlling person for any legal or other expenses reasonably incurred by the Company or any such director or officer, the Trust or any Trustee or any such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Remarketing Agent may otherwise have to the Company or any such director or officer, the Trust or any such Trustee or any such controlling person.

    (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided however, that the Remarketing Agent shall have the right to employ counsel to represent jointly the Remarketing Agent and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Remarketing Agent against the Issuers under this Section 7 if, in the reasonable judgment of the Remarketing Agent, it is advisable for the Remarketing Agent and those officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Issuers. No indemnifying party shall:

       (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

      (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

    (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof:

       (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers on the one hand and the Remarketing Agent on the other hand from the Remarketing; or

      (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Remarketing Agent on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

The relative benefits received by the Issuers on the one hand and the Remarketing Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total liquidation or principal amount of the Remarketed Securities less the fee paid to the Remarketing Agent pursuant to Section 4(a) of this Agreement, on the one hand, and the total fees received by the Remarketing Agent pursuant to such Section 4(a), on the other hand, bear to the total liquidation or principal amount of the Remarketed Securities. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or the Remarketing Agent on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Remarketing Agent agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the fees received by it under Section 4 exceed the amount of any damages which the Remarketing Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    Section 8.  Resignation and Removal of the Remarketing Agent.  The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company may remove the Remarketing Agent, by giving 60 days' prior written notice, in the case of a resignation, to the Company, DTC, the Unit Agent, the Property Trustee and the Debenture Trustee and, in the case of a removal, the removed Remarketing Agent, DTC, the Unit Agent, the Property Trustee and the Debenture Trustee; provided however, that:

       (i) the Company may not remove the Remarketing Agent unless:

        (A) the Remarketing Agent becomes involved as a debtor in a bankruptcy, insolvency or similar proceeding;

        (B) the Remarketing Agent shall not be among the 15 underwriters with the largest volume underwritten in dollars, on a lead or co-managed basis, of U.S. domestic debt securities during the twelve-month period ended as of the last calendar quarter preceding the Remarketing Settlement Date; or

        (C) the Remarketing Agent shall be subject to one or more legal restrictions preventing the performance of its obligations hereunder; and

      (ii) no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company and the Trust in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures.

In any such case, the Company will use its reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of Sections 4 and 7 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

    Section 9.  Dealing in the Remarketed Securities.  The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Securities. The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of Remarketed Securities may be entitled to exercise or take pursuant to the Declaration or the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Issuers as freely as if it did not act in any capacity hereunder.

    Section 10.  Remarketing Agent's Performance; Duty of Care.  The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement, the Declaration and the Indenture. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement, the Declaration or the Indenture. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement, the Declaration or the Indenture as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Securities in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from the gross negligence or willful misconduct on its part. The Remarketing Agent will be entitled to rely conclusively on any determination by the Calculation Agent under the Calculation Agency Agreement, dated as of April 30, 2001, between the Company and Reinsel & Company LLP, as Calculation Agent, of the Accreted Value or Discount relating to the Preferred Securities and Debentures, as applicable, and will incur no liability to the Company or any holder of Remarketed Securities relating to inaccuracies in calculating such Accreted Value or Discount.

    Section 11.  Termination.  This Agreement shall terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 8. In addition, the obligations of the Remarketing Agent hereunder may be terminated by it by notice given to the Company or the Trust prior to 10:00 a.m. (New York City time) on the Remarketing Settlement Date if, prior to that time, any of the events described in Sections 6(j), (k), (l) or (m) shall have occurred.

    If this Agreement is terminated pursuant to any of the provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that:

      (x) if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarketing Agent for all of its out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it; and

      (y) if the Remarketing Agent failed or refused to purchase the Remarketed Securities hereunder, without some reason sufficient hereunder to justify the cancellation or termination of its obligations hereunder, the Remarketing Agent shall not be relieved of liability to the Company for damages occasioned by its default.

    Section 12.  Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

      (a) if to the Remarketing Agent, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: (212)-528-8822);

      (b) if to the Issuers shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: Fay L. Chapman (Fax: (206) 461-5739).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

    Section 13.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Remarketing Agent, the Company, the Trust and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that:

      (x) the representations, warranties, indemnities and agreements of the Issuers contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act; and

      (y) the indemnity agreement of the Remarketing Agent contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Issuers and any person controlling the Issuers within the meaning of Section 15 of the Securities Act.

Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

    Section 14.  Survival.  The respective indemnities, representations, warranties and agreements of the Issuers and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

    Section 15.  Definition of the Terms "Business Day" and "Subsidiary".  For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

    Section 16.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

    Section 17.  Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

    Section 18.  Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

    If the foregoing correctly sets forth the agreement among the Company, the Trust and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, WASHINGTON MUTUAL, INC.
By:	/s/ Fay L. Chapman Name: Fay L. Chapman Title: Senior Executive Vice President
Very truly yours, WASHINGTON MUTUAL CAPITAL TRUST 2001
By:	/s/ Fay L. Chapman Name: Fay L. Chapman Title: Senior Executive Vice President
LEHMAN BROTHERS INC.
By:	signature not legible Authorized Representative

QuickLinks

Exhibit 4.12
WASHINGTON MUTUAL, INC. WASHINGTON MUTUAL CAPITAL TRUST 2001 REMARKETING AGREEMENT